United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2013 (July 30, 2013)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 30, 2013, Laclede Gas Company and CenterPoint Energy - Mississippi River Transmission, LLP executed amendments and restatements of each of the following firm transportation and storage agreements effective August 1, 2013:

•	Storage Service Agreement for Rate Schedule FSS, Contract #3147,

•	Transportation Service Agreement for Rate Schedule FTS, Contract #3310, and

•	Transportation Service Agreement for Rate Schedule FTS, Contract #3311.
Under these amendments and restatements, the primary term of a portion of the storage capacity under Contract #3147 was extended to May 15, 2015, and the remaining portion of storage capacity was extended to May 15, 2016. The primary terms of a portion of the firm transportation capacity under Contracts #3310 and #3311 were extended to July 31, 2015, and the remaining portions of the transportation capacity under Contracts #3310 and #3311 were extended to July 31, 2016. The agreements contain automatic annual extensions unless otherwise terminated by either party.
These amended and restated agreements are included as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: August 2, 2013	By:	/s/ M. C. Kullman
M. C. Kullman Senior Vice President, Chief Administrative Officer and Corporate Secretary

LACLEDE GAS COMPANY
Date: August 2, 2013	By:	/s/ M. C. Kullman
M. C. Kullman Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Storage Service Agreement for Rate Schedule FSS, Contract #3147.

10.2	Transportation Service Agreement for Rate Schedule FTS, Contract #3310.

10.3	Transportation Service Agreement for Rate Schedule FTS, Contract #3311.